EXHIBIT 11.1
Edulink, Inc.
Weighted Average Shares Outstanding
For The Year Ended December 31, 1999

Earnings Per Share

                Increase                             Days
   Date        (Decrease)     Outstanding        Outstanding        Share-days

                              388,800,000
   01/01/99                   388,800,000              (300)   (116,640,000,000)
   10/28/99   259,022,500     647,822,500               (65)    (42,108,462,500)
   12/31/99                   647,822,500                 0                   0

                                                 -------------------------------
                                                       (365)   (158,748,462,500)
                                                 ===============================
                      Weighted Shares OS                            434,927,295
                                                                   =============
                      Net Loss                                         ($23,956)
                                                                   =============
                      Basic loss per common share                     (0.000055)
                                                                   =============
                      Diluted loss per common share                   (0.000055)
                                                                   =============

Edulink, Inc.
Weighted Average Shares Outstanding
For The Year Ended December 31, 1998

Earnings Per Share

Earnings Per Share

                Increase                             Days
   Date        (Decrease)     Outstanding        Outstanding        Share-days

                              388,800,000
   01/01/98                   388,800,000                                     0
   12/31/98                   388,800,000              (365)   (141,912,000,000)

                                                 -------------------------------
                                                       (365)   (141,912,000,000)
                                                 ===============================
                      Weighted Shares OS                            388,800,000
                                                                   =============
                      Net Loss                                      ($1,040,237)
                                                                   =============
                      Basic loss per common share                       (0.0027)
                                                                   =============
                      Diluted loss per common share                     (0.0027)
                                                                   =============

Edulink, Inc.
Weighted Average Shares Outstanding
For The Year Ended December 31, 1997

Earnings Per Share

Earnings Per Share

                Increase                             Days
   Date        (Decrease)     Outstanding        Outstanding        Share-days
                              363,356,471
   01/01/97                   363,356,471               232      84,298,701,272
   08/21/97    25,443,529     388,800,000               133      51,710,400,000
   12/31/97                   388,800,000                 0                   0

                                                 -------------------------------
                                                       (365)    136,009,101,272
                                                 ===============================
                      Weighted Shares OS                            372,627,675
                                                                   =============
                      Net Loss                                       $2,086,226
                                                                   =============
                      Basic loss per common share                        0.0056
                                                                   =============
                      Diluted loss per common share                      0.0056
                                                                   =============

Edulink, Inc.
Weighted Average Shares Outstanding
For The Period From 01/25/96 (inception) to December 31, 1999

Earnings Per Share

Earnings Per Share

                Increase                             Days
   Date        (Decrease)     Outstanding        Outstanding        Share-days

                              363,356,471
   01/25/96                   363,356,471               568     206,386,475,528
   08/21/97    25,443,529     388,800,000               803     312,206,400,000
   10/28/99   259,022,500     647,822,500                64      41,460,640,000

                                                 -------------------------------
                                                      1,435     560,053,515,528
                                                 ===============================
                      Weighted Shares OS                            390,281,195
                                                                   =============
                      Net Loss                                      ($3,589,686)
                                                                   =============
                      Basic loss per common share                      (0.00920)
                                                                   =============
                      Diluted loss per common share                    (0.00920)
                                                                   =============